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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2001

CIDCO INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-23296 (Commission File Number)	13-3500734 (IRS Employer Identification No.)
220 Cochrane Circle Morgan Hill, California 95037 (Address of principal executive offices)
(408) 779-1162 (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

    A change in control of Cidco Incorporated, a Delaware corporation ("Cidco") occurred on December 3, 2001, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, as amended, dated October 17, 2001 (the "Agreement"), by and among EarthLink Acquisition Sub, Inc., a Delaware corporation, EarthLink, Inc., a Delaware corporation, (collectively "EarthLink") and Cidco. Pursuant to the Agreement, EarthLink commenced a cash tender offer for 100 percent of the issued and outstanding common stock of Cidco (the "Common Stock") for a purchase price of $.36 per share in cash (the "Offer"). In response to the Offer, Cidco stockholders tendered, and EarthLink purchased, 11,224,576 shares of Common Stock, resulting in EarthLink's ownership of approximately 80 percent of Cidco's Common Stock, a quantity sufficient to transfer control of Cidco to EarthLink. EarthLink used its existing cash resources to fund the acquisition of the Common Stock. The total consideration paid by EarthLink for the 11,224,576 shares was $4,040,847.36. EarthLink assumed control of Cidco from those stockholders of Cidco who tendered their shares of Common Stock to EarthLink in response to the Offer.

    As part of the two-step acquisition process set forth in the Agreement, Cidco will hold a special stockholders' meeting to complete the merger with EarthLink in accordance with the terms of the Agreement. Upon obtaining the requisite majority approval by the Cidco stockholders, of which EarthLink already owns approximately 80%, the remaining stockholders of Cidco will receive $.36 per share in cash upon the closing of the merger, which is expected to take place in mid-January 2002.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

    The Agreement provides that EarthLink, upon acquiring greater than 50 percent of the issued and outstanding shares of Common Stock pursuant to the Offer, shall be entitled to designate the number of directors on the Cidco Board of Directors (the "Board") as will give EarthLink representation on the Board commensurate with EarthLink's percentage ownership of the number of shares of Common Stock then outstanding.

    Pursuant to the terms of the Agreement, John Floisand, Marv Tseu and Robert Lee have resigned from Cidco's Board of Directors effective December 3, 2001. There was no disagreement associated with any of such resignations. EarthLink has designated Lee Adrean, Michael S. McQuary, Lance Weatherby and Brent Cobb to fill the vacancies on Cidco's Board, and such persons were appointed to the Board on December 3, 2001. As a result, Earthlink designees comprise four of the five director positions on Cidco's Board, with the remaining director being Paul G. Locklin.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)
Not applicable.

(b)
Not applicable.

(c)
Exhibits. The following items are included as exhibits to this Form 8-K as required by Item 601 of Reg. S-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 17, 2001, as amended, by and among EarthLink Acquisition Sub, Inc., EarthLink, Inc. and Cidco Incorporated (incorporated herein by reference to EarthLink, Inc.'s Schedule 13D, dated October 29, 2001).
2.2	Offer to Purchase, dated October 31, 2001 (incorporated herein by reference to EarthLink, Inc.'s Schedule TO, dated October 31, 2001).
99.1	Press Release dated December 3, 2001 (incorporated herein by reference to Cidco's Schedule 14A, dated December 4, 2001).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIDCO INCORPORATED (Registrant)
By:	/s/ SAMUEL R. DESIMONE, JR. Samuel R. DeSimone, Jr. Secretary

Date: December 12, 2001

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 17, 2001, as amended, by and among EarthLink Acquisition Sub, Inc., EarthLink, Inc. and Cidco Incorporated (incorporated herein by reference to EarthLink, Inc.'s Schedule 13D, dated October 29, 2001).
2.2	Offer to Purchase, dated October 31, 2001 (incorporated herein by reference to EarthLink, Inc.'s Schedule TO, dated October 31, 2001).
99.1	Press Release dated December 3, 2001 (incorporated herein by reference to Cidco's Schedule 14A, dated December 4, 2001).

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  ITEM 1. CHANGES IN CONTROL OF REGISTRANT
  ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX